                                                             Exhibit No. EX-99.g

                                CUSTODY AGREEMENT

     THIS  AGREEMENT  is made and entered  into as of the 31st day of  December,
2007,  by and between  ACADEMY  FUNDS  TRUST,  a Delaware  statutory  trust (the
"Trust"),  and U.S. BANK NATIONAL  ASSOCIATION,  a national banking  association organized  and existing  under the laws of the United States of America with its principal place of business at Cincinnati, Ohio (the "Custodian").

     WHEREAS,  the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management  investment company,  and is authorized to issue shares of beneficial  interest in separate  series,  with each such series  representing  interests in a separate  portfolio of securities and other assets;

     WHEREAS,  the Custodian is a bank having the  qualifications  prescribed in
Section 26(a)(1) of the 1940 Act;

     WHEREAS,  the Trust  desires to retain the Custodian to act as custodian of the cash and  securities  of each series of the Trust listed on Exhibit C hereto
(as amended from time to time) (each a "Fund" and  collectively,  the  "Funds");
and

     WHEREAS,  the Board of Trustees of the Trust has delegated to the Custodian the  responsibilities  set  forth in Rule  17f-5(c)  under  the 1940 Act and the
Custodian is willing to undertake the  responsibilities and serve as the foreign custody manager for the Company.

     NOW,  THEREFORE,  in  consideration  of the promises  and mutual  covenants herein  contained,  and other good and  valuable  consideration,  the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                   ARTICLE I
                               CERTAIN DEFINITIONS

     Whenever used in this Agreement, the following words and phrases shall have the meanings set forth below unless the context otherwise requires:

1.1  "Authorized  Person"  means any Officer or other person duly  authorized by resolution of the Board of Trustees to give Oral  Instructions  and Written
     Instructions on behalf of the Fund and named in Exhibit A hereto or in such resolutions  of the Board of Trustees,  certified by an Officer,  as may be received by the Custodian from time to time.

1.2  "Board of Trustees" shall mean the trustees from time to time serving under the Trust's declaration of trust, as amended from time to time.

1.3  "Book-Entry  System" shall mean a federal  book-entry system as provided in
     Subpart O of Treasury  Circular No. 300, 31 CFR 306, in Subpart B of 31 CFR
     Part 350,  or in such  book-entry  regulations  of federal  agencies as are substantially in the form of such Subpart O.

1.4  "Business Day" shall mean any day recognized as a settlement day by The New
     York Stock  Exchange,  Inc., and any other day for which the Trust computes the net asset value of Shares of the Fund.

1.5  "Eligible  Securities  Depository"  shall  mean a  system  for the  central handling  of  securities  as that term is  defined  in Rule 17f-4 and 17f-7 under the 1940 Act.

1.6  "Fund  Custody  Account"  shall mean any of the accounts in the name of the
     Trust, which is provided for in Section 3.2 below.

1.7  "IRS" shall mean the Internal Revenue Service.

1.8  "NASD" shall mean The National Association of Securities Dealers, Inc.

1.9  "Officer"  shall mean the  Chairman,  President,  any Vice  President,  any
     Assistant Vice  President,  the  Secretary,  any Assistant  Secretary,  the
     Treasurer, or any Assistant Treasurer of the Trust.

1.10 "Oral  Instructions"  shall mean  instructions  orally  transmitted  to and accepted by the Custodian  because such  instructions  are: (i)  reasonably believed by the Custodian to have been given by any two Authorized Persons,
     (ii)  recorded  and kept  among the  records of the  Custodian  made in the ordinary course of business,  and (iii) orally  confirmed by the Custodian.
     The Trust  shall cause all Oral  Instructions  to be  confirmed  by Written
     Instructions  prior to the end of the next  Business  Day. If such  Written
     Instructions confirming Oral Instructions are not received by the Custodian prior to a  transaction,  it shall in no way  affect  the  validity  of the transaction or the authorization thereof by the Trust. If Oral Instructions vary from the  Written  Instructions  that  purport  to confirm  them,  the
     Custodian   shall  notify  the  Trust  of  such   variance  but  such  Oral
     Instructions will govern unless the Custodian has not yet acted.

1.11 "Proper Instructions" shall mean Oral Instructions or Written Instructions.

1.12 "SEC" shall mean the Securities and Exchange Commission.

1.13 "Securities"  shall  include,  without  limitation,  common  and  preferred
     stocks,  bonds,  call  options,  put  options,   debentures,   notes,  bank
     certificates of deposit, bankers' acceptances,  mortgage-backed  securities or other  obligations,  and any certificates,  receipts,  warrants or other instruments  or  documents  representing  rights to  receive,  purchase  or subscribe for the same, or evidencing or  representing  any other rights or interests therein,  or any similar property or assets that the Custodian or its agents have the facilities to clear and service.

1.14 "Securities  Depository"  shall mean The  Depository  Trust Company and any other  clearing  agency  registered  with the SEC under  Section 17A of the
     Securities Exchange Act of 1934, as amended (the "1934 Act"), which acts as a system for the central handling of Securities where all Securities of any particular  class or series of an issuer  deposited  within  the system are treated as fungible and may be transferred or pledged by bookkeeping  entry without physical delivery of the Securities.

1.15 "Shares"  shall  mean,  with  respect  to a Fund,  the units of  beneficial interest issued by the Trust on account of the Fund.

1.16 "Sub-Custodian"  shall mean and include (i) any branch of a "U.S. bank," as that  term is  defined  in Rule  17f-5  under  the 1940  Act,  and (ii) any
     "eligible  foreign  custodian," as that term is defined in Rule 17f-5 under the 1940 Act,  having a contract with the Custodian which the Custodian has determined will provide  reasonable care of assets of the Fund based on the standards specified in Section 3.3 below. Such contract shall be in writing and shall include  provisions  that  provide:  (i) for  indemnification  or insurance  arrangements (or any combination of the foregoing) such that the
     Fund will be adequately  protected  against the risk of loss of assets held in accordance  with such contract;  (ii) that the Fund's assets will not be subject to any right, charge,  security interest, lien or claim of any kind in favor of the  Sub-Custodian  or its creditors  except a claim of payment for their safe  custody or  administration,  in the case of cash  deposits, liens or rights in favor of creditors of the  Sub-Custodian  arising  under bankruptcy,  insolvency,  or similar laws; (iii) that beneficial  ownership for the Fund's  assets will be freely  transferable  without the payment of money or value  other than for safe  custody or  administration;  (iv) that adequate records will be maintained  identifying the assets as belonging to the Fund or as being held by a third party for the benefit of the Fund; (v)
     that the Fund's  independent  public  accountants  will be given  access to those records or  confirmation  of the contents of those records;  and (vi)
     that the Fund will receive periodic reports with respect to the safekeeping of the Fund's assets,  including,  but not limited to,  notification of any transfer to or from a Fund's  account or a third party  account  containing assets held for the benefit of the Fund. Such contract may contain, in lieu of any or all of the  provisions  specified in (i)-(vi)  above,  such other provisions that the Custodian  determines will provide,  in their entirety, the same or a greater level of care and  protection  for Fund assets as the specified provisions.

1.17 "Written  Instructions"  shall  mean (i)  written  communications  actually received by the  Custodian  and signed by any an  Authorized  Person,  (ii)
     communications  by telex or any other such system from one or more  persons reasonably  believed by the  Custodian to be Authorized  Persons,  or (iii)
     communications  between  electro-mechanical  or electronic devices provided that the use of such devices and the  procedures  for the use thereof shall have been  approved  by  resolutions  of the Board of  Trustees,  a copy of which, certified by an Officer, shall have been delivered to the Custodian.

                                   ARTICLE II
                            APPOINTMENT OF CUSTODIAN

2.1  Appointment.  The Trust hereby  appoints the  Custodian as custodian of all
     Securities  and cash owned by or in the  possession of the Fund at any time during the period of this Agreement,  on the terms and conditions set forth in this Agreement,  and the Custodian  hereby accepts such  appointment and agrees to perform the services and duties set forth in this Agreement.  The services  and duties of the  Custodian  shall be confined to those  matters expressly set forth herein,  and no implied duties are assumed by or may be asserted against the Custodian hereunder.

2.2  Documents  to  be  Furnished.   The  following  documents,   including  any
     amendments thereto, will be provided  contemporaneously  with the execution of the Agreement to the Custodian by the Trust:

     (a)  A  copy  of  the  Trust's  declaration  of  trust,  certified  by  the
          Secretary;

     (b)  A copy of the Trust's bylaws, certified by the Secretary;

     (c)  A copy  of the  resolution  of the  Board  of  Trustees  of the  Trust appointing the Custodian, certified by the Secretary;

     (d)  A copy of the current prospectus of the Fund (the "Prospectus");

     (e)  A certification  of the Chairman or the President and the Secretary of
          the  Trust  setting  forth the names  and  signatures  of the  current
          Officers  of the  Trust  and  other  Authorized  Persons;  and  (f) An executed authorization required by the Shareholder  Communications Act of 1985, attached hereto as Exhibit E.

2.3  Notice of  Appointment  of Transfer  Agent.  The Trust agrees to notify the
     Custodian  in  writing  of  the  appointment,   termination  or  change  in
     appointment of any transfer agent of the Fund.

                                  ARTICLE III
                         CUSTODY OF CASH AND SECURITIES

3.1  Segregation. All Securities and non-cash property held by the Custodian for the account of the Fund (other than  Securities  maintained in a Securities
     Depository,  Eligible Securities  Depository or Book-Entry System) shall be physically  segregated from other  Securities and non-cash  property in the possession of the Custodian (including the Securities and non-cash property of the other  series of the  Trust) and shall be  identified  as subject to this Agreement.

3.2  Fund  Custody  Accounts.  As to each  Fund,  the  Custodian  shall open and maintain in its trust department a custody account in the name of the Trust coupled  with the name of the Fund,  subject  only to draft or order of the
     Custodian,  in which the  Custodian  shall enter and carry all  Securities, cash and other assets of such Fund which are delivered to it.

3.3  Appointment of Agents.

     (a)  In  its   discretion,   the   Custodian   may   appoint  one  or  more
          Sub-Custodians  to  establish  and  maintain   arrangements  with  (i)
          Eligible   Securities    Depositories   or   (ii)   members   of   the
          Sub-Custodian's network to hold Securities and cash of the Fund and to carry out such other provisions of this Agreement as it may determine;
          provided,  however,  that  the  appointment  of any  such  agents  and maintenance  of any  Securities  and cash of the Fund  shall be at the
          Custodian's  expense and shall not relieve the Custodian of any of its obligations or liabilities  under this Agreement.  The Custodian shall be liable for the actions of any Sub-Custodians (regardless of whether assets are maintained in the custody of a  Sub-Custodian,  a member of its network or an Eligible Securities  Depository)  appointed by it as if such actions had been done by the Custodian.

     (b)  If,  after the  initial  approval  of  Sub-Custodians  by the Board of
          Trustees in connection  with this Agreement,  the Custodian  wishes to appoint other  Sub-Custodians to hold property of the Fund, it will so notify the Trust and provide it with information  reasonably necessary to determine any such new Sub-Custodian's eligibility under Rule 17f-5 under the 1940 Act,  including a copy of the proposed  agreement  with such  Sub-Custodian.  At the  meeting  of the Board of  Trustees  next following receipt of such notice and information, the Trust shall give its written approval or disapproval of the proposed action.

     (c)  The  agreement  between the Custodian  and each  Sub-Custodian  acting hereunder  shall  contain the  required  provisions  set forth in Rule
          17f-5(c)(2) under the 1940 Act.

     (d)  At the end of each  calendar  quarter,  the  Custodian  shall  provide written  reports  notifying  the Board of Trustees of the placement of the  Securities and cash of the Fund with a  Sub-Custodian  and of any material  changes  in the  Fund's  arrangements.  Such  reports  shall include an analysis of the custody risks  associated with  maintaining assets with any Eligible Securities Depositories.  The Custodian shall promptly take such steps as may be required to withdraw  assets of the
          Fund from any  Sub-Custodian  arrangement  that has ceased to meet the requirements  of Rule  17f-5 or Rule  17f-7  under  the 1940  Act,  as applicable.

     (e)  With  respect to its  responsibilities  under this  Section  3.3,  the
          Custodian  hereby  warrants  to the Trust  that it agrees to  exercise reasonable  care,  prudence  and  diligence  such as a  person  having responsibility  for the  safekeeping  of  property  of the  Fund.  The
          Custodian  further  warrants that the Fund's assets will be subject to reasonable care if maintained with a Sub-Custodian,  after considering all factors  relevant to the  safekeeping  of such assets,  including, without limitation: (i) the Sub-Custodian's practices, procedures, and internal  controls for certificated  securities (if  applicable),  its method  of  keeping  custodial  records,  and its  security  and  data protection practices; (ii) whether the Sub-Custodian has the requisite financial strength to provide  reasonable care for Fund assets;  (iii)
          the  Sub-Custodian's  general reputation and standing and, in the case of a Securities  Depository,  the  Securities  Depository's  operating history  and number of  participants;  and (iv)  whether the Fund will have  jurisdiction  over and be able to enforce  judgments against the
          Sub-Custodian,  such as by virtue of the  existence  of any offices of the Sub-Custodian in the United States or the Sub-Custodian's  consent to service of process in the United States.

     (f)  The   Custodian   shall   establish   a  system  or  ensure  that  its
          Sub-Custodian   has   established   a  system  to   monitor   (i)  the
          appropriateness  of maintaining the Fund's assets with a Sub-Custodian or members of a Sub-Custodian's  network;  (ii) the performance of the contract governing the Fund's  arrangements with such Sub-Custodian or members of a Sub-Custodian's  network;  and (iii) the custody risks of maintaining assets with an Eligible Securities Depository.

     (g)  The Custodian shall use reasonable  commercial  efforts to collect all income and other payments with respect to foreign  Securities to which the Fund shall be entitled and shall credit such income, as collected, to the Trust. In the event that extraordinary measures are required to collect such income,  the Trust and Custodian  shall consult as to the measures  and as to the  compensation  and  expenses of the  Custodian relating to such measures.

3.4  Delivery of Assets to Custodian.  The Trust shall  deliver,  or cause to be delivered,  to the Custodian all of the Fund's  Securities,  cash and other investment  assets,  including  (i) all  payments  of income,  payments  of principal  and capital  distributions  received by the Fund with respect to such Securities,  cash or other assets owned by the Fund at any time during the period of this  Agreement,  and (ii) all cash  received by the Fund for the issuance of Shares.  The Custodian  shall not be  responsible  for such
     Securities, cash or other assets until actually received by it.

3.5  Securities  Depositories and Book-Entry Systems.  The Custodian may deposit and/or maintain  Securities of the Fund in a Securities  Depository or in a
     Book-Entry System, subject to the following provisions:

     (a)  The  Custodian,  on an on-going  basis,  shall deposit in a Securities
          Depository or Book-Entry  System all  Securities  eligible for deposit therein and shall make use of such Securities Depository or Book-Entry
          System to the extent  possible and  practical in  connection  with its performance hereunder,  including,  without limitation,  in connection with  settlements  of  purchases  and  sales of  Securities,  loans of
          Securities,  and  deliveries  and returns of collateral  consisting of
          Securities.

     (b)  Securities  of the Fund  kept in a  Book-Entry  System  or  Securities
          Depository shall be kept in an account  ("Depository  Account") of the
          Custodian in such  Book-Entry  System or Securities  Depository  which includes only assets held by the  Custodian as a fiduciary,  custodian or otherwise for customers.

     (c)  The records of the  Custodian  with respect to  Securities of the Fund maintained in a Book-Entry  System or Securities  Depository shall, by book-entry, identify such Securities as belonging to the Fund.

     (d)  If  Securities  purchased  by the Fund are to be held in a  Book-Entry
          System or  Securities  Depository,  the  Custodian  shall pay for such
          Securities  upon (i) receipt of advice from the  Book-Entry  System or
          Securities  Depository that such  Securities have been  transferred to the Depository Account, and (ii) the making of an entry on the records of the  Custodian to reflect such payment and transfer for the account of the Fund. If  Securities  sold by the Fund are held in a Book-Entry
          System or Securities  Depository,  the Custodian  shall  transfer such
          Securities  upon (i) receipt of advice from the  Book-Entry  System or
          Securities  Depository  that  payment  for  such  Securities  has been transferred to the Depository Account, and (ii) the making of an entry on the records of the  Custodian to reflect such  transfer and payment for the account of the Fund.

     (e)  The  Custodian  shall  provide  the Trust  with  copies of any  report
          (obtained  by the  Custodian  from a Book-Entry  System or  Securities
          Depository  in which  Securities of the Fund are kept) on the internal
          accounting   controls  and  procedures  for  safeguarding   Securities
          deposited in such Book-Entry System or Securities Depository.

     (f)  Notwithstanding  anything  to the  contrary  in  this  Agreement,  the
          Custodian  shall be  liable to the Trust for any loss or damage to the
          Fund resulting  from (i) the use of a Book-Entry  System or Securities
          Depository by reason of any  negligence  or willful  misconduct on the part of the  Custodian  or any  Sub-Custodian,  or (ii) failure of the
          Custodian or any  Sub-Custodian to enforce  effectively such rights as it may have against a Book-Entry System or Securities  Depository.  At its  election,  the Trust  shall be  subrogated  to the  rights of the
          Custodian  with respect to any claim  against a  Book-Entry  System or
          Securities  Depository  or any other person from any loss or damage to the Fund arising from the use of such Book-Entry  System or Securities
          Depository, if and to the extent that the Fund has not been made whole for any such loss or damage.

     (g)  With  respect  to its  responsibilities  under  this  Section 3.5  and pursuant  to  Rule 17f-4  under the 1940  Act,  the  Custodian  hereby warrants  to the  Trust  that it agrees  to  (i) exercise  due care in accordance  with  reasonable  commercial  standards in discharging its duty as a securities  intermediary  to obtain and thereafter  maintain such assets,  (ii) provide,  promptly upon request by the Trust,  such
          reports  as  are  available   concerning  the   Custodian's   internal
          accounting  controls and financial  strength,  and  (iii) require  any
          Sub-Custodian  to  exercise  due care in  accordance  with  reasonable
          commercial   standards  in  discharging   its  duty  as  a  securities
          intermediary to obtain and thereafter maintain assets corresponding to the security entitlements of its entitlement holders.

3.6  Disbursement  of Moneys from Fund Custody  Account.  Upon receipt of Proper
     Instructions,  the Custodian  shall  disburse  moneys from the Fund Custody
     Account but only in the following cases:

     (a)  For the  purchase of  Securities  for the Fund but only in  accordance with  Section  4.1 of  this  Agreement  and  only  (i) in the  case of
          Securities  (other than options on Securities,  futures  contracts and options on futures  contracts),  against the delivery to the Custodian
          (or any  Sub-Custodian)  of such Securities  registered as provided in
          Section 3.9 below or in proper form for  transfer,  or if the purchase of  such  Securities  is  effected  through  a  Book-Entry  System  or
          Securities Depository,  in accordance with the conditions set forth in
          Section 3.5 above; (ii) in the case of options on Securities,  against delivery to the Custodian (or any  Sub-Custodian)  of such receipts as are required by the customs  prevailing among dealers in such options;
          (iii)  in the  case  of  futures  contracts  and  options  on  futures contracts, against delivery to the Custodian (or any Sub-Custodian) of evidence of title thereto in favor of the Fund or any nominee referred to in Section 3.9 below; and (iv) in the case of repurchase or reverse repurchase  agreements entered into between the Trust and a bank which is a member of the Federal  Reserve  System or between the Trust and a primary dealer in U.S. Government securities,  against delivery of the purchased  Securities  either in certificate  form or through an entry crediting the Custodian's account at a Book-Entry System or Securities
          Depository with such Securities;

     (b)  In connection with the conversion, exchange or surrender, as set forth in Section 3.7(f) below, of Securities owned by the Fund;

     (c)  For  the  payment  of any  dividends  or  capital  gain  distributions declared by the Fund;

     (d)  In payment of the  redemption  price of Shares as  provided in Section
          5.1 below;

     (e)  For the  payment of any  expense or  liability  incurred  by the Fund, including,  but not limited to, the following payments for the account of the Fund:  interest;  taxes;  administration,  investment advisory, accounting,  auditing,  transfer agent, custodian,  director and legal fees; and other operating expenses of the Fund; in all cases,  whether or not such  expenses  are to be in whole  or in part  capitalized  or treated as deferred expenses;

     (f)  For transfer in accordance  with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the 1934
          Act and a member of the NASD, relating to compliance with rules of the
          Options Clearing Corporation and of any registered national securities exchange (or of any similar  organization or organizations)  regarding escrow or other  arrangements in connection  with  transactions by the
          Fund;

     (g)  For transfer in accordance  with the provisions of any agreement among the Trust, the Custodian and a futures commission  merchant registered under the  Commodity  Exchange Act,  relating to  compliance  with the rules of the Commodity Futures Trading  Commission and/or any contract market  (or  any  similar  organization  or  organizations)  regarding account deposits in connection with transactions by the Fund;

     (h)  For  the  funding  of  any   uncertificated   time  deposit  or  other
          interest-bearing  account with any banking institution  (including the
          Custodian),  which  deposit or account has a term of one year or less;
          and

     (i)  For any other proper  purpose,  but only upon receipt,  in addition to
          Proper  Instructions,  of a  copy  of a  resolution  of the  Board  of
          Trustees,  certified by an Officer,  specifying the amount and purpose of such  payment,  declaring  such  purpose  to be a proper  corporate purpose,  and naming the person or persons to whom such  payment is to be made.

3.7  Delivery of Securities  from Fund Custody  Account.  Upon receipt of Proper
     Instructions,  the  Custodian  shall  release  and  deliver,  or cause  the
     Sub-Custodian  to release and  deliver,  Securities  from the Fund  Custody
     Account but only in the following cases:

     (a)  Upon  the  sale of  Securities  for the  account  of the Fund but only against receipt of payment  therefor in cash, by certified or cashiers check or bank credit;

     (b)  In  the  case  of a sale  effected  through  a  Book-Entry  System  or
          Securities  Depository,  in accordance  with the provisions of Section
          3.5 above;

     (c)  To an offeror's  depository  agent in connection  with tender or other similar offers for Securities of the Fund;  provided that, in any such case,  the  cash or  other  consideration  is to be  delivered  to the
          Custodian;

     (d)  To the issuer  thereof or its agent (i) for transfer  into the name of the Fund,  the  Custodian  or any  Sub-Custodian,  or any  nominee  or nominees of any of the foregoing, or (ii) for exchange for a different number  of  certificates  or  other  evidence  representing  the  same aggregate  face amount or number of units;  provided that, in any such case, the new Securities are to be delivered to the Custodian;

     (e)  To the broker selling the  Securities,  for  examination in accordance with the "street delivery" custom;

     (f)  For   exchange  or   conversion   pursuant  to  any  plan  of  merger,
          consolidation, recapitalization, reorganization or readjustment of the issuer of such  Securities,  or pursuant to provisions  for conversion contained in such  Securities,  or pursuant to any deposit  agreement, including surrender or receipt of underlying  Securities in connection with the issuance or  cancellation  of depository  receipts;  provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

     (g)  Upon receipt of payment therefor pursuant to any repurchase or reverse repurchase agreement entered into by the Fund;

     (h)  In the  case of  warrants,  rights  or  similar  Securities,  upon the exercise thereof,  provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

     (i)  For delivery in  connection  with any loans of Securities of the Fund, but only against  receipt of such  collateral  as the Trust shall have specified to the Custodian in Proper Instructions;

     (j)  For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Trust, but only against receipt by the Custodian of the amounts borrowed;

     (k)  Pursuant  to  any  authorized  plan  of  liquidation,  reorganization, merger, consolidation or recapitalization of the Trust;

     (l)  For delivery in accordance  with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the 1934
          Act and a member of the NASD, relating to compliance with the rules of the  Options  Clearing  Corporation  and  of any  registered  national securities exchange (or of any similar  organization or organizations)
          regarding escrow or other arrangements in connection with transactions by the Fund;

     (m)  For delivery in accordance  with the provisions of any agreement among the Trust, the Custodian and a futures commission  merchant registered under the  Commodity  Exchange Act,  relating to  compliance  with the rules of the Commodity Futures Trading  Commission and/or any contract market  (or  any  similar  organization  or  organizations)  regarding account deposits in connection with transactions by the Fund;

     (n)  For any other proper  corporate  purpose,  but only upon  receipt,  in addition  to Proper  Instructions,  of a copy of a  resolution  of the
          Board of Trustees,  certified by an Officer, specifying the Securities to be delivered,  setting forth the purpose for which such delivery is to be made,  declaring such purpose to be a proper corporate  purpose, and naming the person or persons to whom  delivery of such  Securities shall be made; or

     (o)  To brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Custodian shall have no  responsibility or liability for any  loss  arising  from  the  delivery  of such  securities  prior to receiving  payment  for such  securities  except as may arise from the
          Custodian's own negligence or willful misconduct.

3.8  Actions Not Requiring Proper  Instructions.  Unless otherwise instructed by the Trust,  the Custodian shall with respect to all Securities held for the
     Fund:

     (a)  Subject to Section 9.4 below, collect on a timely basis all income and other payments to which the Fund is entitled either by law or pursuant to custom in the securities business;

     (b)  Present for payment  and,  subject to Section 9.4 below,  collect on a timely basis the amount payable upon all  Securities  which may mature or be called, redeemed, or retired, or otherwise become payable;

     (c)  Endorse for collection,  in the name of the Fund,  checks,  drafts and other negotiable instruments;

     (d)  Surrender  interim  receipts  or  Securities  in  temporary  form  for
          Securities in definitive form;

     (e)  Execute, as custodian,  any necessary  declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect,  and prepare and  submit  reports  to the IRS and the Trust at such  time,  in such manner and containing such information as is prescribed by the IRS;

     (f)  Hold for the Fund, either directly or, with respect to Securities held therein,  through a Book-Entry  System or Securities  Depository,  all rights and similar Securities issued with respect to Securities of the
          Fund; and

     (g)  In general,  and except as otherwise directed in Proper  Instructions, attend to all  non-discretionary  details in connection with the sale, exchange,  substitution,  purchase,  transfer and other  dealings with
          Securities and other assets of the Fund.

3.9  Registration  and Transfer of Securities.  All Securities held for the Fund that are  issued  or  issuable  only in  bearer  form  shall be held by the
     Custodian in that form,  provided that any such Securities shall be held in a Book-Entry System if eligible therefor. All other Securities held for the
     Fund  may be  registered  in  the  name  of  the  Fund,  the  Custodian,  a
     Sub-Custodian  or any  nominee  thereof,  or in the  name  of a  Book-Entry
     System, Securities Depository or any nominee of either thereof. The records of the  Custodian  with respect to foreign  securities of the Fund that are maintained  with a  Sub-Custodian  in an  account  that  is  identified  as belonging to the Custodian for the benefit of its customers  shall identify those  securities as belonging to the Fund.  The Trust shall furnish to the
     Custodian  appropriate  instruments  to  enable  the  Custodian  to hold or deliver in proper form for  transfer,  or to register in the name of any of the  nominees  referred to above or in the name of a  Book-Entry  System or
     Securities Depository, any Securities registered in the name of the Fund.

3.10 Records.

     (a)  The  Custodian  shall  maintain  complete  and  accurate  records with respect  to  Securities,  cash or other  property  held for the  Fund, including (i) journals or other records of original  entry  containing an itemized  daily record in detail of all receipts and  deliveries of
          Securities and all receipts and  disbursements  of cash;  (ii) ledgers
          (or  other  records)  reflecting  (A)  Securities  in  transfer,   (B)
          Securities in physical possession,  (C) monies and Securities borrowed and  monies  and  Securities  loaned  (together  with a record  of the
          collateral  therefor  and  substitutions  of  such  collateral),   (D)
          dividends  and interest  received,  and (E) dividends  receivable  and interest  receivable;  and  (iii)  canceled  checks  and bank  records related thereto. The Custodian shall keep such other books and records of the  Fund  as the  Trust  shall  reasonably  request,  or as may be required by the 1940 Act, including, but not limited to, Section 31 of the 1940 Act and Rule 31a-2 promulgated thereunder.

     (b)  All such books and records  maintained by the  Custodian  shall (i) be maintained in a form  acceptable  to the Trust and in compliance  with the rules and  regulations  of the SEC,  (ii) be the  property  of the
          Trust  and at all  times  during  the  regular  business  hours of the
          Custodian  be made  available  upon  request  for  inspection  by duly authorized officers, employees or agents of the Trust and employees or agents of the SEC,  and (iii) if  required  to be  maintained  by Rule
          31a-1 under the 1940 Act, be preserved  for the periods  prescribed in
          Rules 31a-1 and 31a-2 under the 1940 Act.

3.11 Fund Reports by  Custodian.  The  Custodian  shall furnish the Trust with a daily  activity  statement  and a summary of all  transfers to or from each
     Fund Custody Account on the day following such transfers. At least monthly, the  Custodian  shall  furnish the Trust with a detailed  statement  of the
     Securities and moneys held by the Custodian and the  Sub-Custodians for the
     Fund under this Agreement.

3.12 Other Reports by Custodian.  As the Trust may reasonably  request from time to time, the Custodian shall provide the Trust with reports on the internal accounting  controls and procedures for  safeguarding  Securities which are employed by the Custodian or any Sub-Custodian.

3.13 Proxies and Other Materials. The Custodian shall cause all proxies relating to  Securities  which  are not  registered  in the  name of the  Fund to be promptly  executed by the  registered  holder of such  Securities,  without indication  of the manner in which such proxies are to be voted,  and shall promptly deliver to the Trust such proxies,  all proxy soliciting materials and all notices  relating to such  Securities.  With respect to the foreign
     Securities,  the  Custodian  will  use  reasonable  commercial  efforts  to facilitate the exercise of voting and other shareholder rights,  subject to the  laws,  regulations  and  practical  constraints  that may exist in the country where such securities are issued. The Trust acknowledges that local conditions,  including lack of regulation,  onerous procedural obligations, lack of notice and other  factors may have the effect of severely  limiting the ability of the Trust to exercise shareholder rights.

3.14 Information on Corporate  Actions.  The Custodian shall promptly deliver to the Trust all  information  received by the  Custodian  and  pertaining  to
     Securities  being  held by the Fund  with  respect  to  optional  tender or exchange offers, calls for redemption or purchase,  or expiration of rights as described in the  Standards of Service  Guide  attached as Exhibit B. If the Trust desires to take action with respect to any tender offer, exchange offer or other similar transaction, the Trust shall notify the Custodian at least three  Business  Days prior to the date on which the  Custodian is to take such  action.  The Trust will  provide or cause to be  provided to the
     Custodian  all  relevant  information  for any  Security  which has  unique put/option  provisions at least three  Business Days prior to the beginning date of the tender period.

                                   ARTICLE IV
                  PURCHASE AND SALE OF INVESTMENTS OF THE FUND

4.1  Purchase of  Securities.  Promptly upon each purchase of Securities for the
     Fund, Written Instructions shall be delivered to the Custodian,  specifying
     (i) the name of the issuer or writer of such  Securities,  and the title or other description thereof, (ii) the number of shares, principal amount (and accrued  interest,  if any) or other  units  purchased,  (iii)  the date of purchase and  settlement,  (iv) the purchase  price per unit, (v) the total amount payable upon such purchase,  and (vi) the name of the person to whom such amount is payable. The Custodian shall upon receipt of such Securities purchased  by the Fund pay out of the  moneys  held for the  account of the
     Fund the total amount specified in such Written  Instructions to the person named therein.  The Custodian  shall not be under any obligation to pay out moneys to cover the cost of a purchase of  Securities  for the Fund,  if in the Fund Custody Account there is  insufficient  cash available to the Fund for which such purchase was made.

4.2  Liability for Payment in Advance of Receipt of Securities Purchased. In any
     and every case where payment for the purchase of Securities for the Fund is made by the Custodian in advance of receipt of the Securities purchased and in the absence of specified Written  Instructions to so pay in advance, the
     Custodian shall be liable to the Fund for such payment.

4.3  Sale of  Securities.  Promptly  upon each sale of  Securities  by the Fund,
     Written  Instructions  shall be delivered to the Custodian,  specifying (i)
     the name of the issuer or writer of such Securities, and the title or other description  thereof,  (ii) the number of  shares,  principal  amount  (and accrued interest,  if any), or other units sold, (iii) the date of sale and settlement, (iv) the sale price per unit, (v) the total amount payable upon such sale, and (vi) the person to whom such Securities are to be delivered.
     Upon receipt of the total  amount  payable to the Fund as specified in such
     Written  Instructions,  the Custodian  shall deliver such Securities to the person  specified in such Written  Instructions.  Subject to the foregoing, the Custodian may accept payment in such form as shall be  satisfactory  to it, and may deliver  Securities and arrange for payment in accordance  with the customs prevailing among dealers in Securities.

4.4  Delivery of Securities Sold. Notwithstanding Section 4.3 above or any other provision of this  Agreement,  the  Custodian,  when  instructed to deliver
     Securities  against  payment,  shall be  entitled,  if in  accordance  with generally  accepted market  practice,  to deliver such Securities  prior to actual receipt of final payment therefor.  In any such case, the Fund shall bear the risk that final  payment  for such  Securities  may not be made or that such Securities may be returned or otherwise held or disposed of by or through the person to whom they were  delivered,  and the  Custodian  shall have no liability for any for the foregoing.

4.5  Payment for Securities  Sold. In its sole discretion and from time to time, the Custodian may credit the Fund Custody Account,  prior to actual receipt of final  payment  thereof,  with (i) proceeds  from the sale of Securities which it has been instructed to deliver against payment, (ii) proceeds from the  redemption of Securities or other assets of the Fund, and (iii) income from cash, Securities or other assets of the Fund. Any such credit shall be conditional  upon actual  receipt by Custodian of final  payment and may be reversed if final payment is not actually  received in full.  The Custodian may, in its sole  discretion and from time to time,  permit the Fund to use funds so credited to the Fund  Custody  Account in  anticipation  of actual receipt of final  payment.  Any such funds shall be  repayable  immediately upon demand made by the  Custodian at any time prior to the actual  receipt of all final payments in  anticipation  of which funds were credited to the
     Fund Custody Account.

4.6  Advances  by  Custodian  for  Settlement.  The  Custodian  may, in its sole discretion and from time to time,  advance funds to the Trust to facilitate the settlement of a Fund's  transactions in the Fund Custody  Account.  Any such advance shall be repayable immediately upon demand made by Custodian.

                                   ARTICLE V
                            REDEMPTION OF FUND SHARES

5.1  Transfer of Funds.  From such funds as may be available  for the purpose in the relevant Fund Custody Account,  and upon receipt of Proper Instructions specifying  that the funds are required to redeem  Shares of the Fund,  the
     Custodian shall wire each amount  specified in such Proper  Instructions to or through such bank or broker-dealer as the Trust may designate.

5.2  No Duty Regarding  Paying Banks.  Once the Custodian has wired amounts to a bank or  broker-dealer  pursuant to Section 5.1  above, the Custodian shall not be under any obligation to effect any further  payment or  distribution by such bank or broker-dealer.

                                   ARTICLE VI
                               SEGREGATED ACCOUNTS

6.1  Upon receipt of Proper  Instructions,  the  Custodian  shall  establish and maintain a  segregated  account or accounts  for and on behalf of the Fund, into which account or accounts may be transferred  cash and/or  Securities, including Securities maintained in a Depository Account:

     (a)  in accordance  with the  provisions of any agreement  among the Trust, the Custodian and a broker-dealer  registered under the 1934 Act and a member  of the NASD (or any  futures  commission  merchant  registered under the Commodity  Exchange  Act),  relating to compliance  with the rules  of the  Options  Clearing  Corporation  and  of any  registered
          national   securities  exchange  (or  the  Commodity  Futures  Trading
          Commission  or any  registered  contract  market),  or of any  similar organization or organizations,  regarding escrow or other arrangements in connection with transactions by the Fund;

     (b)  for purposes of  segregating  cash or Securities  in  connection  with securities  options  purchased or written by the Fund or in connection with financial  futures  contracts (or options  thereon)  purchased or sold by the Fund;

     (c)  which constitute collateral for loans of Securities made by the Fund;

     (d)  for purposes of  compliance  by the Fund with  requirements  under the
          1940 Act for the  maintenance  of  segregated  accounts by  registered investment companies in connection with reverse repurchase  agreements and when-issued,  delayed  delivery and firm commitment  transactions;
          and

     (e)  for other  proper  corporate  purposes,  but only upon  receipt of, in addition to Proper  Instructions,  a certified copy of a resolution of the Board of  Trustees,  certified  by an Officer,  setting  forth the purpose or purposes of such  segregated  account  and  declaring  such purposes to be proper corporate purposes.

6.2  Each  segregated  account  established  under  this  Article  VI  shall  be established  and  maintained  for the Fund only.  All  Proper  Instructions relating to a segregated account shall specify the Fund.

                                  ARTICLE VII
                            COMPENSATION OF CUSTODIAN

7.1  Compensation. The Custodian shall be compensated for providing the services set forth in this  Agreement in accordance  with the fee schedule set forth on Exhibit D hereto (as amended  from time to time).  The  Custodian  shall
     also   be   compensated    for   such    out-of-pocket    expenses   (e.g.,
     telecommunication  charges,  postage and delivery charges, and reproduction charges) as are  reasonably  incurred by the  Custodian in  performing  its duties  hereunder.  The  Trust  shall  pay all such  fees and  reimbursable expenses  within 30 calendar days following  receipt of the billing notice, except for any fee or expense  subject to a good faith  dispute.  The Trust shall notify the  Custodian in writing  within 30 calendar  days  following receipt  of each  invoice  if the Trust is  disputing  any  amounts in good faith. The Trust shall pay such disputed amounts within 10 calendar days of the day on which  the  parties  agree to the  amount  to be paid.  With the exception of any fee or expense the Trust is disputing in good faith as set forth above,  unpaid  invoices  shall accrue a finance charge of 1 1/2% per month after the due date. Notwithstanding anything to the contrary, amounts owed by the Trust to the Custodian shall only be paid out of the assets and property of the particular Fund involved.

7.2  Overdrafts.  The Trust is responsible for maintaining an appropriate  level of short term cash investments to accommodate cash outflows.  The Trust may obtain a formal  line of credit for  potential  overdrafts  of its  custody account. In the event of an overdraft or in the event the line of credit is insufficient to cover an overdraft,  the overdraft  amount or the overdraft amount that exceeds the line of credit will be charged in  accordance  with the fee  schedule  set forth on Exhibit D hereto (as  amended  from time to time).

                                  ARTICLE VIII
                         REPRESENTATIONS AND WARRANTIES

8.1  Representations  and Warranties of the Trust.  The Trust hereby  represents and warrants to the Custodian,  which  representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

     (a)  It is duly organized and existing  under the laws of the  jurisdiction of its  organization,  with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

     (b)  This Agreement has been duly authorized, executed and delivered by the
          Trust in accordance with all requisite  action and constitutes a valid and legally binding obligation of the Trust, enforceable in accordance with its terms,  subject to  bankruptcy,  insolvency,  reorganization, moratorium and other laws of general application  affecting the rights and remedies of creditors and secured parties; and

     (c)  It is conducting  its business in compliance in all material  respects with all applicable laws and regulations,  both state and federal, and has  obtained  all  regulatory  approvals  necessary  to  carry on its business  as now  conducted;  there is no statute,  rule,  regulation, order or  judgment  binding  on it and no  provision  of its  charter, bylaws or any  contract  binding it or affecting  its  property  which would prohibit its execution or performance of this Agreement.

8.2  Representations  and  Warranties of the  Custodian.  The  Custodian  hereby represents and warrants to the Trust, which  representations and warranties shall be deemed to be  continuing  throughout  the term of this  Agreement, that:

     (a)  It is duly organized and existing  under the laws of the  jurisdiction of its  organization,  with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

     (b)  This Agreement has been duly authorized, executed and delivered by the
          Custodian in accordance  with all requisite  action and  constitutes a valid and legally binding obligation of the Custodian,  enforceable in
          accordance  with  its  terms,   subject  to  bankruptcy,   insolvency,
          reorganization,  moratorium  and  other  laws of  general  application affecting  the rights and remedies of creditors  and secured  parties;
          and

     (c)  It is conducting  its business in compliance in all material  respects with all applicable laws and regulations,  both state and federal, and has  obtained  all  regulatory  approvals  necessary  to  carry on its business  as now  conducted;  there is no statute,  rule,  regulation, order or  judgment  binding  on it and no  provision  of its  charter, bylaws or any  contract  binding it or affecting  its  property  which would prohibit its execution or performance of this Agreement.

                                   ARTICLE IX
                            CONCERNING THE CUSTODIAN

9.1  Standard of Care.  The  Custodian  shall  exercise  reasonable  care in the performance of its duties under this Agreement.  The Custodian shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with its duties under this  Agreement,  except a loss arising out of or relating to the Custodian's  (or a  Sub-Custodian's)
     refusal  or  failure  to comply  with the terms of this  Agreement  (or any sub-custody  agreement)  or from  its  (or a  Sub-Custodian's)  bad  faith, negligence  or willful  misconduct in the  performance  of its duties under this  Agreement (or any  sub-custody  agreement).  The  Custodian  shall be entitled to rely on and may act upon advice of counsel on all matters,  and shall be  without  liability  for any  action  reasonably  taken or omitted pursuant to such advice.  The Custodian  shall promptly notify the Trust of any action taken or omitted by the Custodian pursuant to advice of counsel.

9.2  Actual  Collection  Required.  The  Custodian  shall not be liable  for, or considered to be the  custodian  of, any cash  belonging to the Fund or any money represented by a check,  draft or other instrument for the payment of money,  until the  Custodian  or its agents  actually  receive such cash or collect on such instrument.

9.3  No  Responsibility  for Title, etc. So long as and to the extent that it is in the exercise of reasonable  care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received or delivered by it pursuant to this Agreement.

9.4  Limitation on Duty to Collect.  Custodian  shall not be required to enforce collection,  by legal means or otherwise,  of any money or property due and payable with respect to Securities held for the Fund if such Securities are in default or payment is not made after due demand or presentation.

9.5  Reliance Upon Documents and  Instructions.  The Custodian shall be entitled to rely  upon any  certificate,  notice  or  other  instrument  in  writing received by it and reasonably  believed by it to be genuine.  The Custodian shall  be  entitled  to rely  upon any Oral  Instructions  and any  Written
     Instructions actually received by it pursuant to this Agreement.

9.6  Cooperation.  The  Custodian  shall  cooperate  with and  supply  necessary information  to the entity or entities  appointed  by the Trust to keep the books of account of the Fund and/or  compute the value of the assets of the
     Fund. The Custodian shall take all such reasonable actions as the Trust may from time to time request to enable the Trust to obtain, from year to year, favorable opinions from the Trust's independent accountants with respect to the Custodian's activities hereunder in connection with (i) the preparation of the  Trust's  reports on Form N-1A and Form N-SAR and any other  reports required  by the SEC,  and (ii) the  fulfillment  by the Trust of any other requirements of the SEC.

                                   ARTICLE X
                                 INDEMNIFICATION

10.1 Indemnification  by Trust.  The Trust shall indemnify and hold harmless the
     Custodian, any Sub-Custodian and any nominee thereof (each, an "Indemnified
     Party" and  collectively,  the "Indemnified  Parties") from and against any and all claims, demands,  losses, expenses and liabilities of any and every nature (including reasonable attorneys' fees) that an Indemnified Party may sustain or incur or that may be asserted  against an  Indemnified  Party by any person arising directly or indirectly (i) from the fact that Securities are registered in the name of any such nominee,  (ii) from any action taken or omitted to be taken by the  Custodian or such  Sub-Custodian  (a) at the request or direction  of or in reliance on the advice of the Trust,  or (b)
     upon Proper Instructions,  or (iii) from the performance of its obligations under this Agreement or any  sub-custody  agreement,  provided that neither the  Custodian nor any such  Sub-Custodian  shall be  indemnified  and held harmless  from and  against  any  such  claim,  demand,  loss,  expense  or liability  arising  out of or  relating to its refusal or failure to comply with the terms of this Agreement (or any  sub-custody  agreement),  or from its bad faith,  negligence or willful  misconduct in the performance of its duties under this Agreement (or any sub-custody agreement).  This indemnity shall be a continuing  obligation of the Trust, its successors and assigns, notwithstanding  the  termination  of  this  Agreement.  As  used  in  this paragraph,  the terms "Custodian" and  "Sub-Custodian"  shall include their respective directors, officers and employees.

10.2 Indemnification  by  Custodian.  The  Custodian  shall  indemnify  and hold harmless  the Trust from and against any and all claims,  demands,  losses, expenses,  and  liabilities of any and every nature  (including  reasonable attorneys'  fees)  that  the  Trust  may  sustain  or  incur or that may be asserted against the Trust by any person arising out of any action taken or omitted to be taken by an Indemnified  Party as a result of the Indemnified
     Party's  refusal or failure to comply with the terms of this  Agreement (or any sub-custody  agreement),  or from its bad faith,  negligence or willful misconduct in the  performance  of its duties under this  Agreement (or any sub-custody agreement).  This indemnity shall be a continuing obligation of the Custodian, its successors and assigns,  notwithstanding the termination of this  Agreement.  As used in this  paragraph,  the  term  "Trust"  shall include the Trust's directors, officers and employees.

10.3 Security.  If the Custodian advances cash or Securities to the Fund for any purpose, either at the Trust's request or as otherwise contemplated in this
     Agreement,  or in the event that the  Custodian or its nominee  incurs,  in connection with its performance  under this Agreement,  any claim,  demand, loss, expense or liability (including  reasonable  attorneys' fees) (except such as may  arise  from its or its  nominee's  bad  faith,  negligence  or willful misconduct), then, in any such event, any property at any time held for the account of the Fund shall be security therefor, and should the Fund fail promptly to repay or indemnify the Custodian,  the Custodian  shall be entitled  to  utilize  available  cash of such Fund and to dispose of other assets of such Fund to the  extent  necessary  to obtain  reimbursement  or indemnification.

10.4 Miscellaneous.

     (a)  Neither party to this Agreement shall be liable to the other party for consequential, special or punitive damages under any provision of this
          Agreement.

     (b)  The indemnity  provisions of this Article shall  indefinitely  survive the termination and/or assignment of this Agreement.

     (c)  In order that the indemnification provisions contained in this Article shall apply,  it is understood  that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless,  the indemnitor shall be fully and promptly  advised of all pertinent facts concerning the  situation  in  question,  and it is further  understood  that the indemnitee  will use all  reasonable  care to  notify  the  indemnitor promptly  concerning  any situation that presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee  against any claim that may be the  subject  of this  indemnification.  In the event  that the indemnitor so elects,  it will so notify the  indemnitee and thereupon the indemnitor  shall take over complete defense of the claim, and the indemnitee shall in such situation  initiate no further legal or other expenses for which it shall seek  indemnification  under this section.
          The  indemnitee  shall  in no case  confess  any  claim  or  make  any compromise  in any  case in  which  the  indemnitor  will be  asked to indemnify the indemnitee  except with the  indemnitor's  prior written consent.

                                   ARTICLE XI
                                  FORCE MAJEURE

     Neither  the  Custodian  nor the Trust  shall be liable for any  failure or delay in performance of its obligations  under this Agreement  arising out of or caused, directly or indirectly,  by circumstances beyond its reasonable control, including,  without limitation,  acts of God; earthquakes;  fires; floods; wars;
civil or military disturbances; acts of terrorism; sabotage; strikes; epidemics;
riots; power failures;  computer failure and any such  circumstances  beyond its reasonable  control as may cause  interruption,  loss or malfunction of utility, transportation,  computer  (hardware or  software)  or  telephone  communication service;  accidents;  labor  disputes;  acts of  civil  or  military  authority;
governmental  actions;  or inability  to obtain  labor,  material,  equipment or transportation;  provided, however, that in the event of a failure or delay, the
Custodian  (i) shall  not  discriminate  against  the Fund in favor of any other customer of the Custodian in making  computer  time and  personnel  available to input or process the transactions contemplated by this Agreement, and (ii) shall use its best efforts to ameliorate the effects of any such failure or delay.

                                  ARTICLE XII
                    PROPRIETARY AND CONFIDENTIAL INFORMATION

     The Custodian agrees on behalf of itself and its directors,  officers,  and employees to treat  confidentially and as proprietary  information of the Trust, all records and other information  relative to the Trust and prior,  present, or potential shareholders of the Trust (and clients of said shareholders),  and not to use such records and  information  for any purpose other than the performance
of  its   responsibilities   and  duties  hereunder,   except  (i)  after  prior
notification  to and approval in writing by the Trust,  which approval shall not be  unreasonably  withheld and may not be withheld  where the  Custodian  may be exposed to civil or criminal  contempt  proceedings for failure to comply,  (ii)
when requested to divulge such information by duly constituted  authorities,  or
(iii) when so requested by the Trust.  Records and other  information which have become known to the public  through no wrongful  act of the  Custodian or any of its employees,  agents or  representatives,  and information that was already in the possession of the Custodian  prior to receipt  thereof from the Trust or its agent, shall not be subject to this paragraph.

     Further,  the Custodian will adhere to the privacy  policies adopted by the
Trust pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time.  In this regard,  the  Custodian  shall have in place and maintain physical,  electronic and procedural  safeguards  reasonably designed to protect the security,  confidentiality  and  integrity  of, and to prevent  unauthorized access  to or use of,  records  and  information  relating  to the Trust and its shareholders.

                                  ARTICLE XIII
                          EFFECTIVE PERIOD; TERMINATION

13.1 Effective  Period.  This  Agreement  shall become  effective as of the date first  written  above and will continue in effect for a period of three (3)
     years.

13.2 Termination.  Subsequent to the initial three-year term, this Agreement may be terminated  by either party upon giving 90 days prior written  notice to the other party or such  shorter  period as is mutually  agreed upon by the parties. Notwithstanding the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any  material  term of this
     Agreement  if such  breach  is not  cured  within 15 days of notice of such breach to the  breaching  party.  In addition,  the Trust may, at any time, immediately  terminate this Agreement in the event of the  appointment of a conservator or receiver for the Custodian by regulatory authorities or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

13.3 Early Termination. In the absence of any material breach of this agreement, should the Trust elect to terminate this agreement  prior to the end of the term, the trust agrees to pay the following fees:

     (a)  All monthly  fees  through  the life of the  contract,  including  the rebate of any negotiated discounts;

     (b)  All fees  associated  with  converting  services to successor  service provider;

     (c)  All fees  associated  with any record  retention  and/or tax reporting obligations  that may not be  eliminated  due to the  conversion  to a successor service provider;

     (d)  All out-of-pocket costs associated with a-c above.

13.4 Appointment of Successor  Custodian.  If a successor  custodian  shall have been appointed by the Board of Trustees,  the Custodian shall, upon receipt of a notice of  acceptance by the successor  custodian,  on such  specified date of  termination  (i) deliver  directly to the successor  custodian all
     Securities (other than Securities held in a Book-Entry System or Securities
     Depository)  and cash then owned by the Fund and held by the  Custodian  as custodian,  and (ii) transfer any Securities held in a Book-Entry System or
     Securities  Depository  to an account of or for the  benefit of the Fund at the  successor  custodian,  provided  that the Trust shall have paid to the
     Custodian  all  fees,   expenses  and  other  amounts  to  the  payment  or
     reimbursement  of  which  it  shall  then be  entitled.  In  addition,  the
     Custodian  shall,  at the expense of the Trust,  transfer to such successor all relevant books, records, correspondence,  and other data established or maintained  by the  Custodian  under this  Agreement  in a form  reasonably acceptable  to the Trust (if such form  differs  from the form in which the
     Custodian  has  maintained  the  same,  the Trust  shall  pay any  expenses associated with  transferring the data to such form), and will cooperate in the transfer of such duties and  responsibilities,  including provision for assistance from the Custodian's  personnel in the  establishment  of books, records, and other data by such successor. Upon such delivery and transfer, the Custodian shall be relieved of all obligations under this Agreement.

13.5 Failure to Appoint  Successor  Custodian.  If a successor  custodian is not designated  by the  Trust  on or  before  the date of  termination  of this
     Agreement,  then the Custodian shall have the right to deliver to a bank or trust  company of its own  selection,  which bank or trust company (i) is a
     "bank" as defined in the 1940 Act, and (ii) has aggregate capital,  surplus and undivided  profits as shown on its most recent  published report of not less than $25 million,  all  Securities,  cash and other  property  held by
     Custodian  under this Agreement and to transfer to an account of or for the
     Fund at such bank or trust  company  all  Securities  of the Fund held in a
     Book-Entry  System  or  Securities  Depository.   Upon  such  delivery  and
     transfer, such bank or trust company shall be the successor custodian under this Agreement and the Custodian shall be relieved of all obligations under this Agreement. In addition, under these circumstances,  all books, records and other data of the Trust shall be returned to the Trust.

                                  ARTICLE XIV
                                  MISCELLANEOUS

14.1 Compliance with Laws. The Trust has and retains primary  responsibility for all compliance  matters relating to the Fund,  including but not limited to compliance  with the 1940  Act,  the  Internal  Revenue  Code of 1986,  the
     Sarbanes-Oxley  Act of 2002,  the USA Patriot Act of 2002 and the  policies and  limitations  of the Fund relating to its portfolio  investments as set forth in its  Prospectus  and  statement  of  additional  information.  The
     Custodian's   services  hereunder  shall  not  relieve  the  Trust  of  its responsibilities  for assuring  such  compliance  or the Board of Trustee's oversight responsibility with respect thereto.

14.2 Amendment.  This  Agreement  may not be amended or  modified  in any manner except by written  agreement  executed by the Custodian and the Trust,  and authorized or approved by the Board of Trustees.

14.3 Assignment.  This Agreement shall extend to and be binding upon the parties hereto and their respective successors and assigns; provided, however, that this  Agreement  shall not be  assignable  by the Trust without the written consent of the Custodian,  or by the Custodian  without the written consent of the Trust  accompanied by the  authorization or approval of the Board of
     Trustees.

14.4 Governing  Law.  This  Agreement  shall be  governed  by and  construed  in accordance with the laws of the State of Ohio,  without regard to conflicts of law  principles.  To the extent that the applicable laws of the State of
     Ohio,  or  any of the  provisions  herein,  conflict  with  the  applicable provisions of the 1940 Act, the latter shall  control,  and nothing  herein shall be construed in a manner  inconsistent  with the 1940 Act or any rule or order of the SEC thereunder.

14.5 No  Agency  Relationship.  Nothing  herein  contained  shall be  deemed  to authorize  or empower  either  party to act as agent for the other party to this Agreement,  or to conduct business in the name, or for the account, of the other party to this Agreement.

14.6 Services Not Exclusive.  Nothing in this Agreement  shall limit or restrict the Custodian from providing  services to other parties that are similar or identical to some or all of the services provided hereunder.

14.7 Invalidity.  Any  provision of this  Agreement  which may be  determined by competent  authority to be prohibited or  unenforceable in any jurisdiction shall,  as to such  jurisdiction,  be  ineffective  to the  extent  of such
     prohibition  or   unenforceability   without   invalidating  the  remaining
     provisions  hereof,  and any such  prohibition or  unenforceability  in any jurisdiction shall not invalidate or render unenforceable such provision in any other  jurisdiction.  In such  case,  the  parties  shall in good faith modify or substitute such provision  consistent with the original intent of the parties.

14.8 Notices.  Any notice  required or  permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered  personally or by courier service,  or three days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other party's address set forth below:

     Notice to the Custodian shall be sent to:

     U.S Bank, N.A.
     1555 N. Rivercenter Dr., MK-WI-S302
     Milwaukee, WI 53212

     Attn:  Tom Fuller
     Phone: 414-905-6118
     Fax: 866-350-5066

     and notice to the Trust shall be sent to:

     Academy Funds Trust
     c/o Academy Asset Management, LLC
     1735 Market Street, Suite 3930
     Philadelphia, PA 19103

14.9 Multiple  Originals.  This  Agreement  may  be  executed  on  two  or  more counterparts,  each of which when so executed  shall be deemed an original, but  such  counterparts  shall  together  constitute  but one and the  same instrument.

14.10 No Waiver. No failure by either party hereto to exercise,  and no delay by such party in  exercising,  any right  hereunder  shall operate as a waiver thereof.  The exercise by either party hereto of any right  hereunder shall not preclude the  exercise of any other  right,  and the remedies  provided herein are cumulative and not exclusive of any remedies  provided at law or in equity.

14.11 References to Custodian.  The Trust shall not circulate any printed matter which  contains  any  reference  to  Custodian  without  the prior  written approval of Custodian, excepting printed matter contained in the prospectus or statement of additional  information for the Fund and such other printed matter as merely identifies  Custodian as custodian for the Fund. The Trust shall submit printed matter requiring  approval to Custodian in draft form, allowing  sufficient  time for review by Custodian and its counsel prior to any deadline for printing.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

ACADEMY FUNDS TRUST                         U.S. BANK NATIONAL ASSOCIATION

By:________________________________         By:______________________________

Name:_____________________________          Name: Michael R. McVoy

Title:______________________________        Title: Vice President

                                    EXHIBIT A

                    AUTHORIZED PERSONS - Academy Funds Trust

     Set  forth  below  are the names and  specimen  signatures  of the  persons authorized by the Trust to administer the Fund Custody Accounts.

Authorized Persons                     Specimen Signatures

President: David Jacovini
                                       -----------------------------------------

Secretary: Roger A. Reynolds, Jr.
                                       -----------------------------------------

Treasurer: David Jacovini
                                       -----------------------------------------

Vice President: Michael D. Gries
                                       -----------------------------------------

Other:
                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------

                                    EXHIBIT B

                    U.S. Bank Institutional Custody Services
                           Standards of Service Guide

     U.S.  Bank,  N.A.  ("USBank")  is committed to providing  superior  quality service to all  customers  and their agents at all times.  We have compiled this guide as a tool for our clients to determine our standards for the processing of security  settlements,  payment  collection,  and capital  change  transactions.
Deadlines  recited  in this guide  represent  the times  required  for USBank to guarantee processing.  Failure to meet these deadlines will result in settlement at our client's  risk.  In all cases,  USBank will make every effort to complete all processing on a timely basis.

     USBank is a direct  participant of the Depository  Trust Company,  a direct member of the Federal  Reserve Bank of  Cleveland,  and utilizes the Bank of New
York as its agent for ineligible and foreign securities.

     For  corporate   reorganizations,   USBank  utilizes  SEI's  Reorg  Source,
Financial  Information,  Inc., XCITEK,  DTC Important  Notices,  Capital Changes
Daily (CCH) and the Wall Street Journal.

     For bond calls and mandatory puts, USBank utilizes SEI's Bond Source, Kenny
Information  Systems,  Standard & Poor's Corporation,  XCITEK, and DTC Important
Notices. USBank will not notify clients of optional put opportunities.

     Any  securities  delivered  free to USBank or its agents  must be  received three (3)  business  days prior to any  payment or  settlement  in order for the
USBank standards of service to apply.

     Should you have any questions  regarding the information  contained in this guide, please feel free to contact your account representative.

The  information  contained  in this  Standards  of Service  Guide is subject to change.  Should any changes be made USBank will provide you with an updated copy of its Standards of Service Guide.

U.S. Bank Trade Settlement Instructions

Transaction Type                                Delivery Instructions
Depository Trust Company (DTC)                  DTC Participant #2803 U.S.  Bank N.A.
DTC eligible issues                             Agent #: 93697
                                                Institutional # 93696 (or customer Institutional #
                                                if applicable)
                                                Interested Party:  (customer ID number if applicable)
                                                Agent Internal Number:  (your U.S. Bank Trust
                                                account number)
Federal Reserve Bank , Cleveland, Ohio          For:  US Bank Ohio
Federal Reserve Book Entry - eligible issues    ABA#: 042000013
                                                Routing Symbol:  1050 Trust
                                                For Account #  (your U.S. Bank Trust account number)
Federal Reserve Bank, Cleveland, Ohio           For:  US Bank Ohio
All Fed-eligible issues delivered as            ABA#:  042000013
collateral for repurchase agreements            Routing Symbol: 1040 Special
                                                For Account # (your U. S. Bank Trust account number)
Bank of New York                                Bank of New York
Depository ineligible and physical issues:      One Wall Street- 3rd Floor/Window A
                                                New York, NY  10286
                                                For account:  U.S. Bank N.A. #117612
U.S. Bank N.A.                                  U.S. Bank Trust Services
DTC ineligible issues settling in Milwaukee,    PO Box 2054
Wisconsin                                       Milwaukee, Wisconsin 53201
                                                Attention:  Securities Processing
Wire Instructions                               ABA# 042000013 US Bank Ohio
For trade purposes only                         BNF  US Bank Trust
                                                AC    112950027
                                                OBI  Attention:  Settlements - (functions) i.e.,
                                                pair off, repo, tri-party
                                                BBI or OBI   For further credit to account: (trust
                                                acct. #, contact name & phone number)

                            USBank Payment Standards

Security Type                                   Income                         Principal

Equities                                        Payable Date

Municipal Bonds*                                Payable Date                   Payable Date

Corporate Bonds*                                Payable Date                   Payable Date

Federal Reserve Bank Book Entry*                Payable Date                   Payable Date

PTC GNMA's (P&I)                                Payable Date + 1               Payable Date + 1

CMOs *
     DTC                                        Payable Date + 1               Payable Date + 1

SBA Loan Certificates                           When Received                  When Received

Unit Investment Trust Certificates*             Payable Date                   Payable Date

Certificates of Deposit*                        Payable Date + 1               Payable Date + 1

Limited Partnerships                            When Received                  When Received

Foreign Securities                              When Received                  When Received

*Variable Rate Securities
     Federal Reserve Bank Book Entry            Payable Date                   Payable Date
     DTC                                        Payable Date + 1               Payable Date + 1
     Bankers Trust                              Payable Date + 1               Payable Date + 1

NOTE: If a payable date falls on a weekend or bank holiday, payment will be made on the immediately following business day.

                                               USBank Corporate Reorganization Standards

Type of Action                   Notification to Client                         Deadline for Client Instructions        Transaction
                                                                                to USBank                               Posting

Rights, Warrants,                Later of 10 business days prior to             5 business days prior to expiration     Upon receipt
and Optional Mergers             expiration or receipt of notice

Mandatory Puts with              Later of 10 business days prior to             5 business days prior to expiration     Upon receipt
Option to Retain                 expiration or receipt of notice

Class Actions                    10 business days prior to expiration date      5 business days prior to expiration     Upon receipt

Voluntary Tenders,               Later of 10 business days prior to             5 business days prior to expiration     Upon receipt
Exchanges,                       expiration or receipt of notice
and Conversions

Mandatory Puts, Defaults,        At posting of funds or securities received     None                                    Upon receipt
Liquidations, Bankruptcies,
Stock Splits,
Mandatory Exchanges

Full and Partial Calls           Later of 10 business days prior to             None                                    Upon receipt
                                 expiration or receipt of notice

NOTE: Fractional  shares/par  amounts  resulting  from any of the above  will be sold.

                                    EXHIBIT C

                                   Fund Names

                     Separate Series of Academy Funds Trust

Name of Series                                     Date Added
Academy Core Equity Fund                           On or after 12/31/2007
Academy Select Opportunities Fund                  On or after 12/31/2007

                          EXHIBIT D - Custody Agreement

                               Academy Funds Trust

--------------------------------------------------------------------------------
                            DOMESTIC CUSTODY SERVICES
                         FEE SCHEDULE at December, 2007
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Annual Fee Based Upon Market Value Per Complex*
..40 basis point on average daily market value
Minimum annual fee per fund complex - $8,000
         (The Fund complex includes 2 no-load funds with one cusip each)

Plus portfolio transaction fees

-        Portfolio Transaction Fees

$  4.00 per book entry DTC transaction
$  4.00 per principal paydown
$  6.00 per short sale
$  7.00 per US Bank repurchase agreement transaction
$  8.00 per option/future contract written, exercised or expired
$10.00 per book entry Federal Reserve transaction
$15.00 per mutual fund trade
$25.00 per physical security transaction
$50.00 per Cedel/Euroclear transaction
$  5.00 per disbursement (waived if U.S. Bancorp is Administrator)
$  6.00 per Fed Wire
$15.00 per margin variation Fed wire
$150.00 per segregated account per year

o    A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

o    No charge for the initial conversion free receipt.

o    Overdrafts - charged to the account at prime interest rate plus 2.

Plus Out-Of-Pocket  Expenses - Including but not limited to expenses incurred in the safekeeping,  delivery and receipt of securities,  shipping,  transfer fees, extraordinary  expenses  based  upon  complexity,  and all  other  out-of-pocket expenses.

Fees are billed monthly.
* Subject to annual CPI increase, Milwaukee MSA.
--------------------------------------------------------------------------------

                          Exhibit D (fees) - continued
                               Academy Funds Trust
--------------------------------------------------------------------------------
                            CHIEF COMPLIANCE OFFICER

                                SUPPORT SERVICES

                         FEE SCHEDULE at December, 2007
--------------------------------------------------------------------------------

Chief  Compliance  Officer Support Services U.S, Bancorp provides support to the
Chief Compliance Officer (CCO) of each fund serviced either by U.S. Bancorp Fund
Services,  LLC or Quasar  Distributors,  LLC.  Indicated  below are  samples  of functions performed by USBFS in this CCO support role:

o    Business Line Functions Supported
o    Fund Administration and Compliance
o    Transfer Agent and Shareholder Services
o    Fund Accounting
o    Custody Services
o    Securities Lending Services
o    Distribution Services
o    Daily Resource to Fund CCO, Fund Board, Advisor
o    Provide USBFS/USB Critical Procedures & Compliance Controls
o    Daily and Periodic Reporting
o    Periodic CCO Conference Calls
o    Dissemination of Industry/Regulatory Information
o    Client & Business Line CCO Education & Training
o    Due Diligence Review of USBFS Service Facilities
o    Quarterly USBFS Certification
o    Board Meeting Presentation and Board Support
o    Testing, Documentation, Reporting

Annual Fee Schedule*

o        $1,200 per service per year

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.
--------------------------------------------------------------------------------

                                    EXHIBIT E

                  SHAREHOLDER COMMUNICATIONS ACT AUTHORIZATION

                               ACADEMY FUNDS TRUST

The Shareholder Communications Act of 1985 requires banks and trust companies to make an effort to permit  direct  communication  between a company  which issues securities and the shareholder who votes those securities.

Unless you  specifically  require  us to NOT  release  your name and  address to requesting companies, we are required by law to disclose your name and address.

Your "yes" or "no" to disclosure  will apply to all  securities  U.S. Bank holds for you now and in the  future,  unless  you  change  your mind and notify us in writing.

/X/ YES             U.S. Bank is authorized to provide the Trust's name,
                    address and security position to requesting
                    companies whose stock is owned by the Trust.

/_/ NO              U.S. Bank is NOT authorized to provide the Trust's
                    name, address and security position to requesting
                    companies whose stock is owned by the Trust.

ACADEMY FUNDS TRUST

By: __________________________________

Title: ________________________________

Date: ________________________________